FOURTH AMENDMENT AGREEMENT

THIS FOURTH AMENDMENT AGREEMENT (this “Agreement”), dated as of October 15, 2020 is entered into by and between Defense Technologies International Corp., a Delaware corporation (the “Company”), and the holder identified on the signature page hereto (the “Purchaser”).

WHEREAS, the Company and Purchaser are parties to that certain Securities Purchase Agreement, dated August 31, 2018 (the “Purchase Agreement”), as amended on February 27, 2019, on January 13, 2020, and on September 5, 2020, pursuant to which the Company issued to Purchaser a common stock purchase warrant on August 21, 2018 (the “August 2018 Warrant”), a common stock purchase warrant on February 27, 2019 (the “February 2019 Warrant” and together with the August 2018 Warrant, the “Warrants”) and a 15% Convertible Debenture with a current principal amount of $284,225 (the “Debenture”);

WHEREAS, the parties wish to further amend certain terms of the Transaction Documents.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement, the Debenture and/or the Warrants, as applicable.

2.Debentures - Maturity Date. The Maturity Date (as such term is defined in the Debenture) of the Debenture is hereby amended to mean “July 1, 2021”.

3.Cash Payment. In consideration for the extension of the Maturity Date hereunder, the Company shall pay to the Purchaser in cash in immediately available funds $5,000 or added to the principle amount of the existing Debenture upon the execution of this Agreement.

4.Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Purchaser as of the date of its execution of this Agreement:

(a)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, subject to the terms hereof, do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)Ratification of Conversion Prices and Exercise Prices. The Company acknowledges and agrees that (i) the Conversion Price of the Debentures is the lower of $0.0084, subject to adjustment therein, and 60% of the lowest trading price prior to any conversion and (ii) the Exercise Price of the Warrants is equal to $0.0084, subject to further adjustment.

(d)Increase in Number of Warrants and Extension of the Termination Dates. The Company acknowledges and agrees that (i) the number of Warrant Shares that are issuable pursuant to the August 2018 Warrant shall be increased to equal 8,333,333 Warrant Shares, subject to adjustment therein, and that the Termination Date (as such term is defined in the August 2018 Warrant) of the August 2018 Warrant remains September 30, 2023 and (ii) the number of Warrants Shares that are issuable pursuant to the February 2019 Warrant shall be increased to equal 25,000,000 Warrant Shares, subject to adjustment therein, and that the Termination Date (as such term is defined in the February 2019 Warrant) of the February 2019 Warrant remains February 27, 2024.

5.Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement, Debentures and Warrants shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Purchase Agreement, Debentures and Warrants. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any and all of the Purchase Agreement, Debentures and Warrants as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any of the Purchase Agreement, Debentures or Warrants, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

6.Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

7.Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

9.Disclosure and Filing of 8-K. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. On or before 9:00 am (New York City time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Purchaser disclosing the material terms of the transaction contemplated hereby, which shall include this Agreement as an attachment hereto.

10.Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DEFENSE TECHNOLOGIES INTERNATIONAL CORP.

By:  Name: Merrill W. Moses

Title:President and CEO

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[PURCHASER’S SIGNATURE PAGE TO DTII FOURTH AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

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